                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                           The DeWolfe Companies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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
                                     [LOGO]

                                          April 4, 2000

Dear Stockholder:

    We are pleased to invite you to attend the 2000 Annual Meeting of Stockholders of The DeWolfe Companies, Inc., which will be held at the Newton Marriott, 2345 Commonwealth Avenue, Newton, Massachusetts (Route 128 and the Massachusetts Turnpike) on Tuesday, May 16, 2000, commencing at 10:00, Eastern time.

    A description of business to be conducted at the Annual Meeting is in the attached Notice of Annual Meeting and Proxy Statement. Also enclosed is a copy of our Annual Report for 1999.

    Your vote is important no matter how many shares you own. We hope you will be able to attend the meeting in person, but if you cannot, please sign and date the enclosed proxy and return it in the accompanying envelope. If you plan to attend, please check the appropriate box on the proxy card.

                                          Sincerely,

                                          /s/ Richard B. DeWolfe

                                          RICHARD B. DEWOLFE
                                          Chairman and
                                            Chief Executive Officer

                          THE DEWOLFE COMPANIES, INC.
                                80 HAYDEN AVENUE
                         LEXINGTON, MASSACHUSETTS 02421
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The Annual Meeting of Stockholders will be held on May 16, 2000 at 10:00 a.m. Eastern Time at the Newton Marriott, 2345 Commonwealth Avenue, Newton, Massachusetts (Route 128 and the Massachusetts Turnpike), for the following purposes:

    1. To fix the number of directors and to elect directors of the Company for the ensuing year and until their respective successors are chosen and qualified;

    2. To consider and act upon a proposal to amend the Company's 1998 Stock Option Plan;

    3. To ratify the Company's selection of Ernst & Young LLP as auditors of the Company for the year ending December 31, 2000; and

    4. To consider and act upon matters incidental to the foregoing and to transact such other business as may properly come before the meeting.

    The Board of Directors has fixed the close of business on March 17, 2000 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders.

                                          By order of the Board of Directors,

                                          PAUL J. HARRINGTON,
                                          CLERK

April 4, 2000

    The Company's Annual Report for 1999 containing a copy of the Company's Form 10-K (excluding exhibits) for the year ended December 31, 1999 is enclosed herewith.

 PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ACCOMPANYING PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                          THE DEWOLFE COMPANIES, INC.
                                80 HAYDEN AVENUE
                         LEXINGTON, MASSACHUSETTS 02421
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 2000

    This statement is furnished to the stockholders of THE DEWOLFE
COMPANIES, INC. (hereinafter, the "Company") in connection with management's solicitation of proxies to be used at the Annual Meeting of Stockholders on May 16, 2000 and at any adjournment of that meeting. The approximate date on which this proxy statement and accompanying proxy are being sent to stockholders of the Company is April 4, 2000. Each proxy delivered pursuant to this solicitation is revocable at the option of the person executing the same by written notice delivered to the Clerk of the Company at any time before the proxy is voted. A stockholder who attends the Annual Meeting in person may revoke his or her proxy at that time and vote his or her shares if such stockholder so desires. The presence in person or by proxy of stockholders entitled to cast a majority of the outstanding shares, or 1,680,419 shares, shall constitute a quorum. With respect to the election of Directors, the Company will treat votes withheld as shares that are present for purposes of determining a quorum. A plurality is required to elect Directors, so the five persons receiving the greatest number of votes will be elected. Withheld votes will not affect the outcome of the election. With respect to the approval of the amendment of the 1998 Stock Option Plan and the approval of auditors, the Company will treat abstentions as shares that are present and entitled to vote for purposes of determining a quorum. Since a majority of the shares represented at the meeting and entitled to vote is required for approval, abstentions will have the effect of a vote against approval of these proposals. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present for quorum purposes but not as shares entitled to vote with respect to that matter. Accordingly, broker non-votes will have no effect on such a matter.

    All shares represented by a properly executed proxy will be voted unless it is revoked and, if a choice is specified, will be voted in accordance with such specification. If no choice is specified, the proxies will be voted FOR the election of five directors, unless authority to do so is withheld with respect to one or more of the nominees, FOR the approval of the amendment of the 1998 Stock Option Plan, and FOR the ratification of the Company's selection of Ernst & Young LLP as auditors for the year ending December 31, 2000. In addition, the proxy will be voted in the discretion of the proxy holders with respect to such other business as may properly come before the meeting. The officers and directors of the Company as a group own beneficially 60% (excluding, for this purpose, outstanding options) of the outstanding shares of Common Stock of the Company (see "Principal Stockholders and Stockholdings of Management"). The Company expects that its officers and directors will vote the shares owned by them FOR the election of such five nominees, FOR the approval of the amendment of the 1998 Stock Option Plan, and FOR the ratification of the Company's selection of Ernst & Young LLP as auditors.

    As of March 17, 2000, the Company had outstanding 3,360,836 shares of Common Stock. Each share of the outstanding Common Stock is entitled to one vote. Only holders of Common Stock of record on the books of the Company at the close of business on March 17, 2000 will be entitled to receive notice of, and to vote at, the Annual Meeting.

                             ELECTION OF DIRECTORS

    At the Annual Meeting, directors are to be elected to hold office for the ensuing year and until their respective successors are chosen and qualified. The Board of Directors has fixed the size of the Board at five, subject to the ratification by the stockholders at the Annual Meeting, and has nominated five persons, to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. If the enclosed proxy is duly executed and received in time for the Meeting, and unless authority to do so is withheld, it will be voted to elect as directors the following nominees: Richard B. DeWolfe,
A. Clinton Allen, R. Robert Popeo, Paul R. Del Rossi and Robert N. Sibcy. (For a description of the business experience of such nominees, see "Business Experience of Nominees and Executive Officers" below.) With the exception of Mr. Sibcy, all of the nominees are currently directors of the Company. In the event that any of the nominees becomes unavailable, then the proxy holders shall have the right: (i) to vote for such substitute, if any, as the present Board of Directors may designate; (ii) to leave a vacancy on the Board; or (iii) to fix the number of directors for the ensuing year at less than five.

    The Company did not have a nominating committee of the Board of Directors in 1999. The Stock Option Committee, whose members are Messrs. Popeo and Del Rossi, administers the Company's 1998 Stock Option Plan. The Stock Option Committee held one meeting in 1999. The Compensation Committee, whose members are Messrs. Allen, Popeo and Del Rossi, met one time. The Audit committee, whose members are Messrs. Popeo and Del Rossi, met one time during 1999. During the year ended December 31, 1999, there were seven meetings of the Board of Directors. All of the directors attended, in person or by telephone, at least 75% of the meetings of the Board of Directors. The directors regularly consult with management and are kept informed of business developments and financial results as they occur.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on its review of copies of reports filed pursuant to
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or written representations from persons required to file such reports ("Reporting Persons"), the Company believes that, except as set forth below, all such filings required to be made by such Reporting Persons were timely made in accordance with the requirements of the Exchange Act. In March, 2000, Mr. DeWolfe filed an amended Form 4 for February, 1999 to correct the number of shares acquired upon exercise of an option.

             BUSINESS EXPERIENCE OF NOMINEES AND EXECUTIVE OFFICERS

    Following is a list of names, ages and positions with the Company of all nominees for election as directors and all executive officers of the Company.

            NAME                AGE                              POSITION
            ----              --------                           --------
Richard B. DeWolfe..........     56      Chief Executive Officer, President and Treasurer,
                                         Chairman of the Board of Directors, and Nominee

A. Clinton Allen............     56      Director, Vice Chairman of the Board of Directors, and
                                         Nominee

R. Robert Popeo.............     61      Director and Nominee

Paul R. Del Rossi...........     57      Director and Nominee

Robert N. Sibcy.............     56      Nominee for Director

Paul J. Harrington..........     47      Chief Operating Officer, Executive Vice President and
                                         Clerk; President of The DeWolfe Company, Inc.

James A. Marcotte...........     42      Senior Vice President and Chief Financial Officer

Patricia A. Griffin.........     54      Senior Vice President; President of DeWolfe Relocation
                                         Services, Inc.

Gail F. Hayes...............     51      Vice President; President of DeWolfe Mortgage Services,
                                         Inc.

Richard A. Pucci............     44      Vice President; President of DeWolfe Insurance Agency,
                                         Inc.

Richard J. Loughlin, Jr.....     53      Executive Vice President of The DeWolfe Company, Inc.

    All Directors hold office until the next annual meeting of stockholders or until their successors are elected. Except as noted below, no officer holds his office for a fixed term and the Board of Directors may terminate any officer's term of office. Except as noted below, each officer and director described below has been employed at his or her present place of employment for more than five years.

    Richard B. DeWolfe is the Company's Chief Executive Officer, President and Treasurer, and the Chairman of the Board of Directors of the Company.

    A. Clinton Allen has been Vice Chairman and a Director of the Company since 1991. Mr. Allen is Chairman and Chief Executive Officer of A.C. Allen &
Company, Inc., an investment banking consulting firm located in Cambridge, Massachusetts. He is a director of Response USA, Inc., The Legal Club of America, Steinway Musical Instruments, Inc., Diversified Corporate
Resources, Inc., Swiss Army Brands, Inc., and Psychemedics Corporation, where he serves as Vice Chairman.

    R. Robert Popeo has been a Director of the Company since 1992. Mr. Popeo is a member of the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., of Boston, Massachusetts and currently serves as its Chairman.

    Paul R. Del Rossi has been a Director of the Company since 1992. Mr. Del Rossi is President of General Cinema Theaters, Inc.

    Robert N. Sibcy is a nominee for election as a director. Mr. Sibcy is the President of Sibcy Cline Realtors, Inc., a residential real estate brokerage firm located in Cincinnati, Ohio. He is a director of Armrel Byrnes and Zaring National Corp.

    Paul J. Harrington has served as Chief Operating Officer of the Company and as President of The DeWolfe Company, Inc., the Company's real estate sales subsidiary, since August, 1997. Mr. Harrington was named an Executive Vice President of the Company in March, 1995. From 1992 until August, 1997 he served as President of DeWolfe Mortgage Services, Inc. He has also served as Clerk of the Company since 1992.

    James A. Marcotte was appointed the Company's Chief Financial Officer and Senior Vice President effective in June, 1996. From September, 1992 until June, 1996 Mr. Marcotte served as Senior Vice President and Chief Financial Officer of First NH Mortgage Corporation. Prior to September, 1992 he was employed by the Federal Deposit Insurance Corporation.

    Patricia A. Griffin is a Senior Vice President of the Company and President of DeWolfe Relocation Services, Inc. Ms. Griffin is Mr. DeWolfe's sister.

    Gail F. Hayes has been a Vice President of the Company and President of DeWolfe Mortgage Services, Inc. since September, 1997. Prior to joining the Company, Ms. Hayes served as Senior Vice President of Knutson Mortgage Corporation, of Bloomington, Minnesota. She served as President of the Minnesota Mortgage Bankers Association from 1994 to 1995. She is also a Certified Mortgage Banker.

    Richard A. Pucci joined the Company on May 18, 1998 as Vice President and as President of DeWolfe Insurance Agency, Inc. in connection with the Company's acquisition of the personal lines insurance business of Curtin Insurance
Agency, Inc., on such date. Mr. Pucci was formerly the President of Curtin Insurance Agency, Inc.

    Richard J. Loughlin, Jr. was appointed Executive Vice President of The DeWolfe Company, Inc., the Company's real estate brokerage subsidiary, in October, 1999. Prior to that he served as Senior Vice President of Operations of the DeWolfe Company, Inc. since August 1997. Mr. Loughlin has held various management positions with The DeWolfe Company, Inc. since 1989. Prior to that time, he was the owner of Fred T. Boyd Associates, Inc., a real estate company in Concord, Massachusetts.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company has made advances and loans to Mr. DeWolfe and his spouse on various dates, including: advances and demand notes in the aggregate principal amount of $66,000 that bear interest at prime plus one-half percent; a term note in the amount of $186,000 which Mr. DeWolfe delivered to the Company in payment of the exercise price of a stock option granted to him in 1993; and term notes in the aggregate amounts of approximately $440,000 which Mr. DeWolfe and his spouse delivered to the Company in payment of the exercise price of stock options granted to them in 1994. The term notes are due on April 27, 2000, and February 10, 2001 respectively and bear interest at prime plus one-quarter percent and are secured by the shares acquired upon such exercises. The aggregate amount of principal and accrued unpaid interest under all such advances and loans to Mr. DeWolfe and his spouse was approximately $724,000 at February 29, 2000.

    As of December 31, 1999 the Company had outstanding indebtedness of $338,000 to a lender which has been personally guaranteed by Mr. DeWolfe.

    Until January, 1999, Amherst Street Realty Trust, an entity controlled by Mr. DeWolfe, leased office space to the Company in Nashua, New Hampshire on an oral tenancy-at-will basis. Such space consisted of 1,500 square feet and, until October, 1995, it was used as a regional office for the Company. The Company made payments of $37,053 to the trust in 1998 for rent, and to reimburse the trust for insurance premiums and taxes paid by the trust. As of December 31, 1998, the trust owed $51,000 to the Company pursuant to a non interest bearing note which was secured by a mortgage on the property. In January, 1999, the lease was terminated and the indebtedness was reduced by $22,143.

    Canton Avenue Realty Trust, an entity controlled by Mr. DeWolfe, leases office space to the Company in Milton, Massachusetts. Such space consists of 3,750 square feet and is used for the Company's Milton sales center. The Company made rent payments of $52,923 to such entity in 1999.

    During fiscal year 1999 the Company paid consulting fees to Mr. Allen in the aggregate amount of $97,057 relating to investor relations and mergers and acquisitions.

    On April 27, 1998 and on February 10, 1999, the Company made term loans to Mr. Harrington in payment of the exercise prices of stock options granted to him in 1993 and 1994. The principal amounts of the loans were $84,500, and $120,250 respectively and were repayable in two years and bear interest at prime plus one-quarter percent. The aggregate amount of principal and accrued unpaid interest under such loans to Mr. Harrington was $207,733 at February 29, 2000. Each loan is secured by the shares of common stock acquired upon exercise.

    C & E Realty Trust, an entity controlled by Mr. Loughlin, leases office space to the Company in Concord, Massachusetts. Such space consists of 3,500 square feet and is used for the Company's Concord sales center. The Company made rent payments of $88,769 to such entity in 1999.

    The Company believes, based upon its experience in the real estate industry, that its current leases of office space from affiliated parties are on terms no less favorable than those which could be obtained from unaffiliated parties.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows, for the fiscal years ended December 31, 1999, 1998, and 1997, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for such year, to the Company's Chairman and Chief Executive Officer and to each of the four highest paid executive officers of the Company other than the Chief Executive Officer (collectively the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                             ANNUAL COMPENSATION                    AWARDS
                                ----------------------------------------------   ------------
NAME AND                                                          OTHER ANNUAL    SECURITIES     ALL OTHER
PRINCIPAL                                                         COMPENSATION    UNDERLYING    COMPENSATION
POSITION                          YEAR     SALARY($)   BONUS($)       ($)        OPTIONS (#)        ($)
---------                       --------   ---------   --------   ------------   ------------   ------------
Richard B. DeWolfe                1999      424,539    281,000       16,849(1)      100,000        11,532(2)
  Chairman & Chief Executive      1998      395,000     59,520       13,630(3)      100,000        11,093(4)
  Officer                         1997      351,469    108,150        5,306(5)       50,000        12,200(6)

Paul J. Harrington,               1999      279,538    142,000       12,000(7)       50,000         2,400(8)
  Executive Vice President        1998      249,423     56,250       11,539(7)       30,000         2,400(8)
                                  1997      197,808     54,375       11,000(7)       20,000         2,400(8)

James A. Marcotte                 1999      194,692     46,000        4,800(7)       30,000         2,400(8)
  Senior Vice President and       1998      174,712     14,600        3,600(7)       25,000         2,400(8)
  Chief Financial Officer         1997      140,579     11,000            0           7,500         2,274(8)

Gail Hayes                        1999      184,731     60,800        6,000(7)        5,000         2,400(8)
  Vice President                  1998      166,385     35,100        6,000(7)        1,000           800(8)
                                  1997       51,692          0        2,077(7)       10,000             0

Richard Loughlin, Jr.             1999      181,058     90,800        1,534(5)        6,000         2,400(8)
  Executive Vice President of     1998      160,096     15,100            0           5,000         2,400(8)
  the DeWolfe Company, Inc.       1997      139,269     55,064            0           7,500         2,400(8)

--------------

(1)  Includes $8,514 of commissions and $8,335 of expense allowances.

(2) Includes $9,132 representing the value of the benefit to Mr. DeWolfe of the remainder of premiums paid by the Company on his behalf pursuant to the
    Company's "split dollar" insurance program; and $2,400 of the Company contributions for the benefit of Mr. DeWolfe under the Company's 401(k) retirement plan.

(3)  Includes $4,403 of commissions and $9,227 of expense allowances.

(4) Includes: $8,693, representing the value of the benefit to Mr. DeWolfe of the remainder of premiums paid by the Company on his behalf pursuant to the
    Company's "split dollar" insurance program; and $2,400 of Company contributions for the benefit of Mr. DeWolfe under the Company's 401(k) retirement plan.

(5) Represents commissions paid on transactions in which the named executive served as a broker.

(6) Includes: $9,800, representing the value of the benefit to Mr. DeWolfe of the remainder of premiums paid by the Company on his behalf pursuant to the
    Company's "split dollar" insurance program; and $2,400 of Company contributions for the benefit of Mr. DeWolfe under the Company's 401(k) retirement plan.

(7) Represents amount paid as an expense allowance to the named executive officer.

(8) Represents the Company's contribution for the benefit of the named executive officer under the Company's 401(k) retirement plan.

STOCK OPTION GRANT TABLE

    The following table contains information concerning the grant of stock options to the named executive officers during the Company's fiscal year ended December 31, 1999:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                            POTENTIAL REALIZABLE VALUE
                                   % OF TOTAL                                 OF ASSUMED ANNUAL RATE
                                    OPTIONS      EXERCISE                     OF STOCK APPRECIATION
                       OPTIONS     GRANTED TO     OR BASE                        FOR OPTION TERM
                       GRANTED    EMPLOYEES IN     PRICE     EXPIRATION   ------------------------------
        NAME             (#)      FISCAL YEAR    ($/SH)(1)      DATE         0%       5% ($)    10% ($)
        ----           --------   ------------   ---------   ----------   --------   --------   --------
Richard B. DeWolfe      13,850(2)      3.5         7.94(3)      2-04         0        17,655     51,077
                        86,150(2)     21.8         7.22(4)      2-04         0       171,847    379,739

Paul J. Harrington      50,000(5)     12.6         7.22(4)      2-04         0        99,737    220,394

James A. Marcotte       30,000(5)      7.6         7.22(4)      2-04         0        59,842    132,236

Gail F. Hayes            5,000(5)      1.3         7.22(4)      2-04         0         9,974     22,039

Richard Loughlin, Jr.    6,000(5)      1.5         7.22(4)      2-04         0        11,968     26,447

--------------

(1) The exercise price and the withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(2) These options were granted under the Company's 1998 Stock Option Plan and have a term of 5 years. On a combined basis, they become exercisable with respect to 25% of the shares covered thereby twelve months after the date of grant and will become exercisable with respect to an additional 25% of the shares covered thereby on each of the three successive anniversary dates thereafter. Under the terms of the 1998 Stock Option Plan, the Stock Option Committee may, in its discretion, accelerate the date on which any option granted thereunder becomes exercisable in full; upon a change in control of the Company, the options automatically become exercisable in full.

(3)  Represents 110% of the market value on the date of grant.

(4)  Represents the market value on the date of grant.

(5) These options were granted under the Company's 1998 Stock Option Plan and have a term of 5 years. They become exercisable with respect to 25% of the shares covered thereby twelve months after the date of grant and will become exercisable with respect to an additional 25% of the shares covered thereby on each of the three successive anniversary dates thereafter. Under the terms of the 1998 Stock Option Plan the Stock Option Committee may, in its discretion, accelerate the date on which any option granted thereunder becomes exercisable in full; upon a change in control of the Company, the options automatically become exercisable in full.

YEAR-END OPTION VALUES

    The following table sets forth information with respect to each of the named executive officers concerning each exercise of stock options during the fiscal year and the number and value of unexercised options held as of December 31, 1999.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                                   NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                     OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                         SHARES       VALUE            YEAR-END (#)             FISCAL YEAR-END ($) (2)
                        ACQUIRED     REALIZED   ---------------------------   ---------------------------
        NAME           ON EXERCISE    ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----           -----------   --------   -----------   -------------   -----------   -------------
Richard B. DeWolfe        75,000     166,312      200,000        200,000        142,750         57,350

Paul J. Harrington        25,000      59,437       32,500         87,500         48,500         59,300

James A. Marcotte              0           0       14,500         54,000         11,392         19,072

Gail F. Hayes                  0           0        5,250         10,750          9,230          9,590

Richard Loughlin, Jr.          0           0        9,375         13,675         17,042         7,8626

--------------

(1) Value represents the difference between the closing price of the Common Stock on the date of exercise and the exercise price, multiplied by the number of shares acquired on exercise.

(2) Represents the fair market value of the Company's Common Stock on December 31, 1999 ($6.75 per share based on the closing price on the
    American Stock Exchange) minus the exercise price per share, of the in-the-money options, multiplied by the number of shares subject to each option.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
  ARRANGEMENTS

    Effective May 21, 1992, Mr. DeWolfe entered into an employment contract with the Company which is generally terminable with 90 days prior written notice. Pursuant to the terms of this contract, Mr. DeWolfe serves as President and Chief Executive Officer of the Company at a salary to be determined annually by the Board. In addition, the contract includes provisions providing Mr. DeWolfe with severance payments at the rate of his then current salary for two years following the termination of his employment without cause and restricting
Mr. DeWolfe's right to compete with the Company for one year following the termination of his employment for any reason. The Company owns a $5 million "key man" life insurance policy on Mr. DeWolfe.

    Effective May 21, 1992, Mr. Harrington entered into an employment contract with the Company which is generally terminable with 90 days prior written notice. Pursuant to the terms of this contract, Mr. Harrington serves as Executive Vice President of the Company at a salary to be determined annually by the Board of Directors. In addition, the contract includes provisions providing Mr. Harrington with severance payments at the rate of his then current salary for one year following the termination of his employment without cause and restricting Mr. Harrington's right to compete with the Company for one year following the termination of his employment for any reason.

    Effective June 27, 1996, Mr. Marcotte entered into an employment contract with the Company which is generally terminable with 90 days prior written notice. Pursuant to the terms of this contract, Mr. Marcotte serves as Senior Vice President and Chief Financial Officer of the Company at a salary to be determined annually by the Board of Directors. In addition, the contract includes provisions providing Mr. Marcotte with severance payments at the rate of his then current salary for one year following the termination of his employment without cause and restricting Mr. Marcotte's right to solicit employees or associates of the Company for two years following the termination of his employment for any reason.

    Effective September 2, 1997, Ms. Hayes entered into an employment contract with the Company which is generally terminable with 60 days prior written notice. Pursuant to the terms of this contract, Ms. Hayes serves as President of DeWolfe Mortgage Services, Inc. and Vice President of the Company at a salary to be determined by the Board of Directors. In addition, the contract includes provisions providing Ms. Hayes with severance payments at the rate of her then current salary for one year following the termination of her employment without cause and restricting Ms. Hayes' right to solicit employees or associates of the Company following the termination of her employment for the purpose of inducing such persons to terminate their employment or association with the Company.

    Effective February 20, 1998, Mr. Loughlin entered into an employment contract with The DeWolfe Company, Inc. which is generally terminable with 30 days prior written notice. Pursuant to the terms of this contract, Mr. Loughlin serves as Executive Vice President of The DeWolfe Company at an annual base salary to be determined by the Company plus bonus compensation determined under a formula, based on the Company's performance. In addition, the contract includes provisions restricting Mr. Loughlin's right to solicit employees or associates of the Company for one year following the termination of his employment for any reason.

ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION ON COMPENSATION DECISIONS

    During fiscal year 1999 Richard B. DeWolfe, the Company's Chairman and Chief Executive Officer, made recommendations to the Compensation Committee of the Board of Directors regarding executive officer compensation.

    During fiscal year 1999 the Company paid consulting fees to Mr. Allen in the aggregate amount of $97,057 relating to investor relations and mergers and acquisitions.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    THE COMPANY'S EXECUTIVE COMPENSATION PROGRAM IS DESIGNED TO ATTRACT, RETAIN AND REWARD EXECUTIVES WHO ARE RESPONSIBLE FOR LEADING THE COMPANY IN ACHIEVING ITS BUSINESS OBJECTIVES. THIS REPORT IS SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS AND ADDRESSES THE COMPENSATION POLICIES FOR FISCAL 1999 AS THEY AFFECTED MR. DEWOLFE, IN HIS CAPACITY AS CHIEF EXECUTIVE OFFICER OF THE COMPANY, AND THE OTHER EXECUTIVE OFFICERS OF THE COMPANY.

    COMPENSATION PHILOSOPHY

    THE COMPANY'S EXECUTIVE COMPENSATION PHILOSOPHY IS BASED ON THE BELIEF THAT COMPETITIVE COMPENSATION IS ESSENTIAL TO ATTRACT, MOTIVATE AND RETAIN HIGHLY QUALIFIED AND INDUSTRIOUS EMPLOYEES. THE COMPANY'S POLICY IS TO PROVIDE TOTAL COMPENSATION THAT IS COMPETITIVE FOR COMPARABLE WORK AND COMPARABLE CORPORATE PERFORMANCE. THE COMPENSATION PROGRAM IS ALSO DESIGNED TO LINK THE INTERESTS OF THE COMPANY'S EXECUTIVES TO THE INTERESTS OF THE COMPANY'S SHAREHOLDERS.

    AT PRESENT, THE EXECUTIVE COMPENSATION PROGRAM IS COMPRISED OF SALARY, CASH INCENTIVE OPPORTUNITIES, LONG-TERM INCENTIVE OPPORTUNITIES IN THE FORM OF STOCK OPTIONS, AND BENEFITS TYPICALLY OFFERED TO EXECUTIVES BY MAJOR CORPORATIONS. AS AN EXECUTIVE'S LEVEL OF RESPONSIBILITY INCREASES, THE GREATER THE MIX OF COMPENSATION SHIFTS TO INCENTIVE-BASED COMPENSATION AND COMPENSATION BASED ON INCREASES IN THE VALUE OF THE COMMON STOCK THROUGH STOCK-BASED AWARDS.

    SECTION 162(M) OF THE INTERNAL REVENUE CODE GENERALLY DISALLOWS A TAX DEDUCTION TO PUBLIC COMPANIES FOR COMPENSATION OVER $1 MILLION PAID TO ITS CHIEF EXECUTIVE OFFICER AND ITS FOUR OTHER MOST HIGHLY COMPENSATED EXECUTIVE OFFICERS (THE "NAMED EXECUTIVE OFFICERS"). QUALIFYING PERFORMANCE-BASED COMPENSATION IS NOT SUBJECT TO THE DEDUCTION LIMIT IF CERTAIN REQUIREMENTS ARE MET. IT IS NOT ANTICIPATED THAT ANY OF THE NAMED EXECUTIVE OFFICERS WILL RECEIVE COMPENSATION FOR 1999, OR FOR FUTURE YEARS THAT CAN NOW BE PREDICTED, WHICH WOULD NOT BE DEDUCTIBLE FOR TAX PURPOSES.

    COMPENSATION ELEMENTS

      BASE SALARY

    SALARY RANGES ARE ASSIGNED TO EACH POSITION BASED ON A COMPARISON OF DEWOLFE POSITIONS WITH SIMILAR POSITIONS IN COMPANIES OF SIMILAR SIZE IN THE COMPANY'S INDUSTRY, WITH RANGE MIDPOINTS ESTABLISHED AT THE AVERAGE OF THE MARKETPLACE. ACTUAL SALARIES WITHIN THE APPROPRIATE RANGE DEPEND UPON INDIVIDUAL PERFORMANCE, EXPERIENCE AND INTERNAL EQUITY AND ARE REVIEWED AND MAY BE ADJUSTED ANNUALLY BY THE COMPANY. INCREASES IN THE BASE SALARIES PAID TO EXECUTIVE OFFICERS IN 1999 WERE MADE IN THE DISCRETION OF THE COMPENSATION COMMITTEE BASED ON THE FOREGOING CRITERIA.

    INCENTIVE COMPENSATION

    CASH BONUSES PAID TO EXECUTIVE OFFICERS ARE DETERMINED BY THE BOARD OF DIRECTORS BASED ON SUBJECTIVE CRITERIA AND ON THE FINANCIAL PERFORMANCE OF THE COMPANY AND ARE PAID AT VARIOUS TIMES DURING THE YEAR. THE BONUSES PAID TO EXECUTIVE OFFICERS IN 1999 WERE BASED ON BOTH PERFORMANCE IN 1998, AS WELL AS ON YEAR-TO-DATE PERFORMANCE IN 1999.

    STOCK OPTIONS

    UNDER THE COMPANY'S 1998 STOCK OPTION PLAN FOR EXECUTIVE OFFICERS AND OTHER EMPLOYEES AND CONSULTANTS, THE STOCK OPTION COMMITTEE OF THE BOARD OF DIRECTORS IS AUTHORIZED TO GRANT OPTIONS WITH TERMS OF UP TO TEN YEARS. THE OPTIONS GENERALLY BECOME EXERCISABLE WITH RESPECT TO 25% OF THE SHARES COVERED THEREBY ON THE FIRST ANNIVERSARY OF THE DATE OF GRANT AND WITH RESPECT TO AN ADDITIONAL 25% ON EACH OF THE NEXT THREE ANNIVERSARY DATES THEREAFTER. IN GRANTING THE STOCK OPTIONS TO EXECUTIVES, THE STOCK OPTION COMMITTEE OF THE BOARD OF DIRECTORS TAKES INTO ACCOUNT THE PRACTICES OF OTHER COMPANIES OF COMPARABLE SIZE AS WELL AS THE EXECUTIVE'S LEVEL OF RESPONSIBILITY AND INDIVIDUAL AND CORPORATE PERFORMANCE DURING THE PRIOR YEAR. IN 1999, THE STOCK OPTION COMMITTEE GRANTED TO MESSRS. HARRINGTON, MARCOTTE AND LOUGHLIN AND TO MS. HAYES OPTIONS TO PURCHASE AN AGGREGATE OF 91,000 SHARES.

    COMPENSATION TO THE CHIEF EXECUTIVE OFFICER

    THE COMPENSATION OF RICHARD B. DEWOLFE, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, TAKES INTO ACCOUNT THE FACT THAT MR. DEWOLFE IS THE FOUNDER AND HAS BEEN THE PRINCIPAL EXECUTIVE OFFICER OF THE COMPANY SINCE ITS INCEPTION. MR. DEWOLFE IS RESPONSIBLE, TO A GREATER DEGREE THAN PRINCIPAL EXECUTIVE OFFICERS OF MANY COMPANIES OF SIMILAR SIZE, FOR THE SUCCESS OF THE COMPANY AND THE RESULTING VALUE OF ITS STOCK PRICE. ACCORDINGLY, A SUBSTANTIAL PORTION OF HIS TOTAL COMPENSATION PACKAGE CONSISTS OF BONUS COMPENSATION AND STOCK OPTIONS. MR. DEWOLFE'S SALARY FOR 1999 WAS BASED UPON A NUMBER OF 1998 FACTORS, INCLUDING REVENUE GROWTH, EXPANSION, AND PRE-TAX EARNINGS. THESE FACTORS WERE GIVEN APPROXIMATELY EQUAL WEIGHT IN THE CONSIDERATION OF MR. DEWOLFE'S 1999 COMPENSATION. REVENUE GREW BY 31% IN 1998. THE COMPANY COMPLETED FOUR ACQUISITIONS DURING 1998. PRE-TAX INCOME IN 1998 WAS NEARLY TRIPLE THE AMOUNT ACHIEVED IN 1997. AS A RESULT, THE COMPANY INCREASED MR. DEWOLFE'S BASE SALARY IN 1999 BY 7% AND PAID MR. DEWOLFE A YEAR-END BONUS OF $217,000. IN ADDITION, MR. DEWOLFE RECEIVED BONUS COMPENSATION IN 1999 BASED ON 1999 YEAR-TO-DATE RESULTS. IN 1999, THE STOCK OPTION COMMITTEE GRANTED TO MR. DEWOLFE OPTIONS TO ACQUIRE 100,000 SHARES.

                                          PAUL R. DEL ROSSI
                                          A. CLINTON ALLEN
                                          ROBERT POPEO

COMPENSATION OF DIRECTORS

    The Company's outside (non-employee) directors each receive cash compensation in the amount of $24,000 annually (provided that they attend a minimum of 4 meetings) in consideration for serving on the Board of Directors. In addition, Mr. Allen receives compensation at a rate of $6,000 per month in exchange for consulting services rendered to the Company relating to investor relations and mergers and acquisitions. In addition, each of the Company's non-employee directors is eligible to participate in the Company's 1998 Stock Option Plan.

    Under the 1998 Stock Option Plan, directors are eligible to receive stock options at the discretion of the Board of Directors, on such dates, in such amounts and at such times, as the Board of Directors may determine.

                          THE DEWOLFE COMPANIES, INC.
                        STOCK PRICE PERFORMANCE GRAPH(1)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

$ DOLLARS
                             1994    1995    1996    1997    1998    1999
THE DEWOLFE COMPANIES, INC.   100  120.59  135.29  123.53  147.06  183.16
S&P RETAIL COMPOSITE(2)       100   110.3  128.36  183.71  294.14  354.42
AMEX MARKET INDEX(3)          100   88.33  113.86  120.15  144.57  142.61

                     ASSUMES $100 INVESTED ON JAN. 1, 1995
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 1999

                                                       1994       1995       1996       1997       1998       1999
                                                     --------   --------   --------   --------   --------   --------
THE DEWOLFE COMPANIES, INC.                           100.00     120.59     135.29     123.53     147.06     183.16
S&P RETAIL COMPOSITE(2)                               100.00     110.30     128.38     183.71     294.14     354.42
AMEX MARKET INDEX(3)                                  100.00      88.33     113.86     120.15     144.57     142.61

--------------

(1) The above graph assumes a $100 investment on December 31, 1994, through the five-year period ended December 31, 1999 in the Company's Common Stock, the
    AMEX Market Index, and the S&P Retail Composite. The prices assume the reinvestment of dividends.

(2) The S&P Retail Composite is a capitalization weighted index of all of the stocks in the Standard & Poors 500 that are involved in the industrial sectors of the retail industry.

(3) The AMEX Market Index includes companies whose shares are traded on the American Stock Exchange.

             PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

    The following shows as of March 1, 2000 the number of shares of the Company's Common Stock owned by each director and nominee for director, each named executive officer, all executive officers and directors as a group, and by each person known by the Company to own more than 5% of the Company's outstanding Common Stock.

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL    PERCENTAGE
NAME(1)                                                       OWNERSHIP(2)    OWNED(2)
-------                                                       ------------   ----------
Richard B. DeWolfe
  The DeWolfe Companies, Inc.
  80 Hayden Avenue
  Lexington, Massachusetts 02421............................  2,098,192(3)      57.7

Robert N. Sibcy
  8044 Montgomery Road
  Cincinnati, Ohio 45236....................................      473,000       14.1

A. Clinton Allen
  A.C. Allen & Company, Inc.
  1280 Massachusetts Avenue
  Cambridge, Massachusetts 02138............................    236,512(4)       6.6

Paul J. Harrington..........................................    117,301(5)       3.4

R. Robert Popeo.............................................     57,000(5)       1.7

Paul R. Del Rossi...........................................     57,000(5)       1.7

James A. Marcotte...........................................     30,445(5)         *

Richard Loughlin, Jr........................................     18,839(5)         *

Gail F. Hayes...............................................      7,040(5)         *

All executive officers and directors as a group (10
  persons)..................................................  2,737,848(6)      67.1

--------------

*   Denotes ownership of less than 1%.

(1) Except as specified otherwise, each person has sole voting and dispositive power with respect to the indicated shares of Common Stock.

(2) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within
    60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the number of shares owned by, and percentage ownership of, such individual or group, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3) Includes 114,855 shares of Common Stock held by Mr. DeWolfe's spouse and options to acquire 15,875 shares of Common Stock beneficially owned by his spouse, beneficial ownership of which shares is disclaimed by Mr. DeWolfe. Includes 262,500 shares of Common Stock which Mr. DeWolfe has a right to acquire within 60 days pursuant to the exercise of options.

(4) Includes (i) 7,380 shares of Common Stock owned by Mr. Allen's spouse beneficial ownership of which shares is disclaimed by Mr. Allen; and
    (ii) 197,000 shares of Common Stock which Mr. Allen has a right to acquire within 60 days pursuant to the exercise of options.

(5) Includes the following number of shares of Common Stock which the individual has a right to acquire within 60 days pursuant to the exercise of options: Messrs. Popeo and Del Rossi: 57,000 shares each;
    Mr. Harrington: 62,500 shares; Mr. Marcotte: 30,125 shares; Mr. Loughlin:
    14,125; and Ms. Hayes: 6,750 shares.

(6) Includes 663,375 shares of Common Stock which executive officers and directors have a right to acquire within 60 days pursuant to the exercise of options. Includes shares and options held by the spouses of certain executive officers, or directors, beneficial ownership of which is disclaimed by the applicable officer or director.

                    AMENDMENT OF THE 1998 STOCK OPTION PLAN

    On February 8, 2000 the Board of Directors voted unanimously to amend the Company's 1998 Stock Option Plan (the "1998 Plan") subject to the ratification of such amendment by the stockholders of the Company at the Annual Meeting, to increase the number of shares of Common Stock of the Company on which options may be granted thereunder from 809,700, plus the 3,475 additional shares that automatically became available during the period February 9, 1999 to February 8, 2000 due to the cancellation of options under the Company's 1992 Stock Option Plan, by an additional 624,700 shares, so that the aggregate number of shares issuable thereunder would be 1,437,875 shares, plus any additional shares that might thereafter become available due to the cancellation of any option granted under the Company's 1992 Stock Option Plan or its 1992 Non-Employee Director Stock Option Plan. The individual participant annual limit was also increased to 300,000 shares. A copy of the 1998 Plan, as amended, is included with this proxy statement as Exhibit A.

    The 1998 Plan is intended to benefit the Company and its subsidiaries through offering certain present and future key employees, directors and consultants (including sales associates) a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company and/or its subsidiaries. The 1998 Plan, as amended, provides as follows:

ADMINISTRATION

    The 1998 Plan is administered by the Stock Option Committee of the Board of Directors, and, with respect to options to be granted to members of such Committee, by the full Board of Directors. Option grants under the 1998 Plan may be made to employees and consultants (including sales associates) of the Company or any subsidiary, and to members of the Company's Board of Directors, whether or not they are employees. Options granted under the 1998 Plan are designated as either "non-qualified stock options" or "incentive stock options" under the Internal Revenue Code of 1986. Each option is for a term of not more than ten years from the date of grant, and becomes exercisable in such installments as may be determined by the Stock Option Committee. The maximum number of options that may be granted in a single fiscal year to an individual is 300,000.

    The Stock Option Committee has the discretion to specify the extent to which options expire in the event of voluntary or involuntary termination of employment or in the event of violation of any duty not to compete or not to disclose confidential Company information. The Stock Option Committee also has the discretion to make stock options transferable (for example, to family members). Under the 1998 Plan, upon a change of control of the Company, options automatically become immediately exercisable, and remain exercisable throughout their entire term.

    The exercise price of stock options granted under the 1998 Plan is determined by the Stock Option Committee, but it may not be less than the fair market value of the stock on the date the option is granted, which is defined as the average of the high and low sales prices of the Company's common stock on the American Stock Exchange on the trading day immediately preceding the date the option is granted, unless the Stock Option Committee otherwise determines. An incentive stock option granted to a person who owns more than 10% of the Company's outstanding stock must have an exercise price of not less than 110% of fair market value. The full exercise price must be paid at the time of exercise either in cash, by tendering previously acquired shares, or by a combination of the above. The Stock Option Committee may also allow cashless exercises. In connection with the exercise of options, the Stock Option Committee may make loans to optionees in its discretion, subject to certain terms and conditions not inconsistent with the 1998 Plan. Such loans shall bear interest rates, as determined by the Stock Option Committee, which may be below then current market rates or may be made without interest. No such loan may exceed the fair market value of the shares covered by the options, or portion thereof, exercised by the optionee. No loan shall have an initial term exceeding two years, but such loans may be renewable at the discretion of the Stock Option Committee. Such loans shall be secured by a pledge of shares of the optionee having a fair market value of at least equal to 125% of the principal amount of the loan.

    Options granted under the 1998 Plan expire at such time as the Stock Option Committee determines from time to time, but not later than the tenth anniversary of the date of grant unless otherwise designated by the Stock Option Committee at the time of the grant. Options granted under the 1998 Plan are exercisable at such times and be subject to such restrictions and conditions as the Stock Option Committee may approve, which need not be the same for each grant or for each participant. The Stock Option Committee may impose such restrictions on shares acquired upon the exercise of an option as it deems advisable.

    The Board of Directors of the Company may further amend or terminate the 1998 Plan in whole or in part at any time, subject to any requirement of stockholder approval imposed by any applicable law, rule or regulation. No amendment, modification or termination of the 1998 Plan shall adversely affect in any material way any option previously granted under the plan, without the written consent of the holder of the option.

FEDERAL INCOME TAX CONSEQUENCES

    The grant of an option has no immediate tax consequences to the optionee or the Company. The exercise of a non-qualified stock option requires an optionee to include in income, as compensation, the amount by which the fair market value of the acquired shares on the exercise date exceeds the option price. Upon a subsequent sale or taxable exchange of shares acquired upon exercise of a non-qualified stock option, an optionee will recognizes long- or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares. The Company is entitled (provided applicable withholding requirements are met) to a deduction at the same time and in the same amount as the optionee is in receipt of income in connection with the exercise of a non-qualified stock option.

    If the optionee exercises an incentive stock option and does not dispose of the acquired shares within two years after the date of grant of the option or within one year after the date of the transfer of such shares to him (a "disqualifying disposition"), the optionee realizes no compensation income and any gain or loss that the optionee realizes on a subsequent disposition of such shares is treated as long-term capital gain or loss. For purposes of computing the alternative minimum tax, however, the option generally will be treated as if it were a non-qualified stock option. If an optionee makes a disqualifying disposition, the optionee will be required to include in income, as compensation, the lesser of (i) the difference between the option price and the fair market value of the acquired shares on the exercise date or (ii) the amount of gain realized on such disposition. In addition, depending on the amount received as a result of such disposition, the optionee may realize long-tem or short-term capital gain or loss. The Company will be entitled to a deduction at the same time and in the same amount as the optionee is in receipt of compensation income as a result of a disqualifying disposition. If there is no disqualifying disposition, no deduction will be available to the Company.

OPTIONS GRANTED UNDER THE 1998 PLAN

    Since the 1998 Plan was amended in February, 2000 to increase the number of shares available thereunder, an aggregate of 386,800 options have been granted under the 1998 Plan to employees, directors and consultants (including sales associates) of the Company, subject to shareholder approval of the 1998 Plan, as amended, including options to acquire 100,000 shares granted to Mr. DeWolfe, options to acquire 30,000 shares granted to Mr. Allen, options to acquire 50,000 shares granted to Mr. Harrington, options to acquire 30,000 shares granted to Mr. Marcotte, options to acquire 10,000 shares granted to Mr. Loughlin, options to acquire 5,000 shares granted to Mr. Popeo, and options to acquire 5,000 shares granted to Mr. Del Rossi. Executive officers as a group were granted an aggregate of 202,000 of such options. Non-employee directors as a group were granted an aggregate of 40,000 of such options. The exercise price of 14,285 of the options granted to Mr. DeWolfe was $7.70 per share, representing 110% of the fair market value of a share of the Company's stock on the date of grant. The exercise price of the balance of 85,715 options granted to Mr. DeWolfe and of all of the other options granted to executive officers and directors was $7.00 per share, representing 100% of the fair market value of a share of the Company's stock on the date of grant. The options granted to Messrs. Allen, Del Rossi and Popeo have a term of 10 years and were vested in full on the date of grant. All of the other options granted to executive officers have a term of 5 years and vest with respect to 25% of the shares covered thereby on each anniversary date of the date of grant. As of March 1, 2000 options to purchase 1,074,675 shares under the Plan were outstanding and 363,200 shares were reserved and available for additional grants under the Plan, subject to shareholder approval. The closing price of the Company's Common Stock on the American Stock Exchange on March 17th, 2000 was $7.63 per share.

    The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is necessary to approve the amendment of the 1998 Plan. If stockholders do not approve the amendment, all options granted by the Company under the Plan on or after February 8, 2000 will be cancelled and void.

    THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT OF THE PLAN WILL CONTINUE TO PROMOTE THE LONG-TERM FINANCIAL SUCCESS OF THE COMPANY BY AFFORDING AN ADDITIONAL OPPORTUNITY TO ALIGN THE INTERESTS OF EMPLOYEES, DIRECTORS AND CONSULTANTS (INCLUDING SALES ASSOCIATES) WITH THOSE OF STOCKHOLDERS.

    The amendment to the 1998 Plan to increase the number of shares subject to the Plan can only be made with the approval of the stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE AMENDMENT OF THE 1998 PLAN.

                              INDEPENDENT AUDITORS

    The Board of Directors has selected as auditors of the Company for the year ended December 31, 2000 the firm of Ernst & Young LLP and recommends ratification of such selection by the shareholders. A member of the firm of Ernst & Young LLP is expected to be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders must comply with Rule 14a-8 of the Securities and Exchange Commission issued under the Securities Exchange Act of 1934, and must be received at the principal executive offices of the Company not later than December 3, 2000.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters which may come before the Meeting. However, if any matter not now known is presented at the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote said proxy in accordance with their judgment on such matter.

    The Company will bear the cost of solicitation of proxies. Solicitations of proxies by mail may be followed by telephone or other personal solicitation of certain stockholders by officers or other employees of the Company.

                                          By order of the Board of Directors,
                                          PAUL J. HARRINGTON,
                                          CLERK

April 4, 2000

                                                                       EXHIBIT A

                          THE DEWOLFE COMPANIES, INC.
                       1998 STOCK OPTION PLAN, AS AMENDED
                                   ARTICLE 1.
                    ESTABLISHMENT, OBJECTIVES, AND DURATION

    1.1 ESTABLISHMENT OF THE PLAN. Effective February 10, 1998 (the "Effective Date"), THE DEWOLFE COMPANIES, INC., a Massachusetts corporation (hereinafter referred to as the "Company"), established an incentive compensation plan known as The DeWolfe Companies, Inc. 1998 Stock Option Plan (hereinafter referred to as the "Plan"), as set forth in this document.

    Subject to the provisions of Article 12 hereof, the Plan was amended on February 8, 2000. The Plan shall remain in effect as provided in Section 1.4 hereof.

    1.2 PRIOR PLANS SUPERSEDED. The Plan replaced and superseded the Company's 1992 Stock Option Plan, as amended (the "1992 Plan"), and the Company's 1992 Non-Employee Director Stock Option Plan, as amended (the "Director Plan"), and as of the Effective Date, the 1992 Plan was terminated in accordance with the provisions of Section 13 of the 1992 Plan and the 1992 Director Plan was discontinued in accordance with the provisions of Section 10 of the Director Plan, provided, however, that all outstanding options under the 1992 Plan and the 1992 Director Plan shall remain in full force and effect in accordance with the 1992 Plan and the 1992 Director Plan, as the case may be, as in effect immediately prior to the Effective Date.

    1.3 PURPOSE OF THE PLAN. The purpose of this Plan is to benefit the Company and its subsidiaries by enabling the Company to offer to certain present and future Employees, Directors, and consultants (including sales associates) stock based incentives in the Company, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company or subsidiaries.

    1.4 DURATION OF THE PLAN. The Plan commenced on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to further amend or terminate the Plan at any time pursuant to Article 9 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.

                                   ARTICLE 2.
                                  DEFINITIONS

    Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

    "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

    "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

    "CHANGE OF CONTROL" of the Company shall mean:

        (a) The Company is merged or consolidated or reorganized into or with another corporation or other legal person (an "Acquiror") and as a result of such merger, consolidation or reorganization less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than by the Acquiror or any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

        (b) The Company sells all or substantially all of its business and/or assets to an Acquiror, of which less than 75% of the outstanding voting securities or other capital interests are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by or under common control with the Acquiror; or

        (c) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director of the Company was approved by a vote of at least two-thirds of such directors of the Company then still in office who were directors of the Company at the beginning of any such period.

    "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation thereto.

    "COMMITTEE" means the Committee as specified in Article 3 herein appointed by the Board to administer the Plan with respect to grants of Options.

    "COMMON STOCK" means the common stock of the Company.

    "COMPANY" means The DeWolfe Companies, Inc., a Massachusetts corporation, as well as any successor to such entity as provided in Article 11 herein.

    "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

    "DISABILITY" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan. If no long term disability plan is in place with respect to a Participant, then with respect to that Participant, Disability shall mean: for the first 24 months of disability, that the Participant is unable to perform his or her job; thereafter, that the Participant is unable to perform any and every duty of any gainful occupation for which the Participant is reasonably suited by training, education or experience.

    "EFFECTIVE DATE" shall have the meaning ascribed to such term in
Section 1.1 hereof.

    "EMPLOYEE" means any employee of the Company or any Subsidiary.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

    "FAIR MARKET VALUE" shall (i) for purposes of setting any Option Price, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, or unless the Committee otherwise determines, mean as of the date of grant of the Option, the average of the high and low sales prices of the Common Stock on the American Stock Exchange (as reported in The Wall Street Journal) on the trading date immediately preceding such date of grant; and (ii) for purposes of the valuation of any Shares delivered in payment of the Option Price upon the exercise of an Option, for purposes of the valuation of any Shares withheld to pay taxes due in connection with the exercise of an Option, mean the average of the high and low sales prices of the Common Stock on the American Stock Exchange (as reported in The Wall Street Journal) on the date of exercise (or if the date of exercise is not a trading day, on the trading day next preceding the date of exercise).

    "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

    "INSIDER" shall mean an individual who is, on the relevant date, an officer, director or more than ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act and the regulations promulgated thereunder.

    "NAMED EXECUTIVE OFFICER" means a Participant who is one of the group of covered employees as defined in the regulations promulgated under Code
Section 162(m), or any successor statute.

    "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

    "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

    "OPTION AGREEMENT" means a writing provided by the Company to each Participant setting forth the terms and provisions applicable to Options granted under this Plan. The Participant's acceptance of the terms of the Option Agreement shall be evidenced by the continued rendering by the Participant of services on behalf of the Company or its subsidiaries without written objection before any exercise of the Option. If the Participant objects in writing, the grant of the Option shall be revoked.

    "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

    "PARTICIPANT" means an Employee, a Director or a consultant (including a sales associate) who has outstanding an Option granted under the Plan.

    "PERFORMANCE-BASED EXCEPTION" means the exception for performance-based compensation from the tax deductibility limitations of Code Section 162(m).

    "RETIREMENT" means the Participant's termination of employment with the Company or its Subsidiaries on or after the date on which the Participant becomes eligible to receive normal or early retirement benefits under The DeWolfe Companies, Inc. 401(k) Retirement Plan, or such successor plan as may be implemented in the future. If the Participant is not a participant in the 401(k) Retirement Plan, then retirement may occur on or after the date the Participant has achieved the minimum age or combination of age and service with the Company and its Subsidiaries that would be required to receive an immediate annuity from the 401(k) Retirement Plan if he or she were a participant. Notwithstanding the foregoing, the Committee may, in its sole discretion, determine that a Participant has met the criteria for a Retirement termination from the Company.

    "SHARES" means shares of Common Stock of the Company.

    "SUBSIDIARY" means any corporation, partnership, joint venture, affiliate, or other entity in which the Company is the direct or indirect beneficial owner of not less than 20% of all issued and outstanding equity interests.

                                   ARTICLE 3.
                                 ADMINISTRATION

    3.1 THE COMMITTEE. The Plan shall be administered by the Stock Option Committee of the Board, or by any other Committee appointed by the Board. If and to the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the full Board. Notwithstanding the foregoing, no option shall be granted to any member of the Committee unless such grant is approved by the unanimous vote of the Board (which may be by written consent), and with respect to any such Options to be granted to a member of the Committee, any reference to the Committee in this Plan shall instead refer to the full Board.

    3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Articles of Organization, as amended, or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees, Directors and consultants (including sales associates) who shall participate in the Plan; determine the sizes and types of Options; determine the terms and conditions of Options in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 9 herein) amend the terms and conditions of any outstanding Option to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate the authority granted to it herein.

    3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, consultants (including sales associates) Participants, and their estates and beneficiaries.

                                   ARTICLE 4.
   SHARES SUBJECT TO THE PLAN AND MAXIMUM NUMBER OF SHARES SUBJECT TO OPTIONS

    4.1 SHARES AVAILABLE FOR OPTIONS. Subject to adjustment as provided below in this Section 4.1 and in Section 4.3, as of the date hereof, Options to purchase an aggregate of 1,437,875 Shares may be granted under this Plan, which may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company. Upon:

        (a) a cancellation, termination, expiration, forfeiture, or lapse for any reason of any Option under this Plan, under the 1992 Plan or under the Director Plan; or

        (b) payment of an Option Price and/or payment of any taxes arising upon exercise of an Option under this Plan, under the 1992 Plan or under the Director Plan with previously acquired Shares or by withholding Shares which otherwise would be acquired on exercise under this Plan, under the 1992 Plan or under the Director Plan, then the number of Shares underlying any such Option which were not issued as a result of any of the foregoing actions shall become available for the purposes of Options which may thereafter granted under this Plan.

    4.2 INDIVIDUAL PARTICIPANT LIMITATIONS. Unless and until the Committee determines that an Option to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, and subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Options that may be granted in any one fiscal year to a Participant shall be 300,000.

    4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code
Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for Options, the number and class of and/or price of Shares subject to outstanding Options granted under the Plan and the number of Shares set forth in Sections
4.1 and 4.2, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number subject to any Option shall always be a whole number.

                                   ARTICLE 5.
                         ELIGIBILITY AND PARTICIPATION

    5.1 ELIGIBILITY. Persons eligible to participate in this Plan include all officers and other employees of the Company and its Subsidiaries, Directors and consultants (including sales associates) to the Company and its Subsidiaries, as determined by the Committee.

    5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and consultants (including sales associates), those to whom Options shall be granted and shall determine the terms, conditions and amount of each Option.

                                   ARTICLE 6.
                           GRANTING OF STOCK OPTIONS

    6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee may grant Nonqualified Stock Options or Incentive Stock Options. The Committee shall have complete discretion in determining the number of Options granted to each Participant (subject to Article 4 herein).

    6.2 OPTION AGREEMENT. Each Option grant shall be evidenced by an Option Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Option Agreement with respect to the Option also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

    6.3 OPTION PRICE. The Committee shall designate the Option Price for each grant of an Option under this Plan which Option Price shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted, and which Option Price may not be subsequently changed by the Committee except pursuant to Section 4.3 hereof or to the extent provided in the Option Agreement.

    6.4 DURATION OF OPTIONS. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that unless otherwise designated by the Committee at the time of grant, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

    6.5 EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

    6.6 PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either:

        (a) in cash or its equivalent,

        (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or

        (c) by a combination of (a) and (b).

    The Committee also may allow cashless exercises as permitted under Federal Reserve Board's Regulation U, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

    In connection with the exercise of options granted under the Plan, the Company may make loans to the Participants as the Committee, in its discretion, may determine. Such loans shall be subject to the following terms and conditions and such other terms and conditions as the Committee shall determine not inconsistent with the Plan. Such loans shall bear interest at such rates as the Committee shall determine from time to time, which rates may be below then current market rates or may be made without interest. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of the shares covered by the Option, or portion thereof, exercised by the Optionee. No loan shall have an initial term exceeding two years, but any such loan may be renewable at the discretion of the Committee. When a loan shall have been made, Shares having a fair market value at least equal to 125 percent of the principal amount of the loan shall be pledged by the Participant to the Company as security for payment of the unpaid balance of the loan.

    6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

    6.8 TERMINATION OF EMPLOYMENT, DIRECTOR RELATIONSHIP OR CONSULTING ARRANGEMENT. Each Option Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment, service on the Board of Directors, or consulting arrangement with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Option Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment, director relationship or consulting agreement, including, but not limited to, termination of employment for cause or good reason, or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Article 8, in the event that a Participant's Option Agreement does not set forth such termination provisions, the following termination provisions shall apply:

        (a) In the event a Participant's employment, director relationship or consulting arrangement with the Company and/or its Subsidiaries is terminated for any reason other than death, Disability or Retirement, all Options held by the Participant shall expire and all rights to purchase Shares thereunder shall terminate immediately; provided, however, that notwithstanding the foregoing, all Options to which the Participant has a vested right immediately prior to such termination shall be exercisable until (i) 30 days following the date of termination or (ii) the expiration date of the Option, whichever is earlier.

        (b) In the event a Participant's employment, director relationship or consulting arrangement with the Company and/or its Subsidiaries is terminated due to death or Disability, all Options shall immediately become fully vested on the date of termination.

        (c) Subject to Article 8, in the event of termination of the Participant's employment, director relationship or consulting arrangement, due to death or Disability, all Options in which the Participant has a vested right upon termination shall be exercisable for a period of one
    (1) year following such termination, or until the expiration date of the Option, whichever is later.

        (d) Subject to Article 8, in the event of termination of the Participant's employment, director relationship, or consulting arrangement, due to Retirement, all Options in which the Participant has a vested right upon termination shall be exercisable until the date which is (i) three years following the date of termination or (ii) the expiration date of the Option, whichever is earlier.

    6.9 NONTRANSFERABILITY OF OPTIONS.

        (a) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

        (b) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant's Option Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Option Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

                                   ARTICLE 7.
                 RIGHTS OF EMPLOYEES, DIRECTORS AND CONSULTANTS

    7.1 EMPLOYMENT OR CONSULTING ARRANGEMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or consulting arrangement at any time, nor confer upon any Participant any right to continue in the employ of or consulting arrangement with the Company or any Subsidiary, nor interfere with or limit in any way the right of the Board to remove any Participant who is a Director from service on the Board at any time in accordance with the provisions of the Company's By-laws and applicable law.

    For purposes of this Plan, temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its Subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment. Temporary cessation of the provision of consulting services because of illness, vacation or any other reason approved in advance by the Company shall not be considered a termination of the consulting arrangement or an interruption of the continuity thereof. Conversion of a Participant's employment relationship to a consulting arrangement or from a consulting arrangement to an employment relationship shall not result in termination of previously granted Options.

    7.2 PARTICIPATION. No Employee, Director or consultant shall have the right to be selected to receive an Option under this Plan, or, having been so selected, to be selected to receive a future Option.

                                   ARTICLE 8.
                               CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, any and all Options granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term.

                                   ARTICLE 9.
                    AMENDMENT, MODIFICATION, AND TERMINATION

    9.1 AMENDMENT, MODIFICATION, AND TERMINATION. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, subject to any requirement of stockholder approval imposed by applicable law, rule or regulation.

    9.2 OPTIONS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Option previously granted under the Plan, without the written consent of the Participant holding such Option.

                                  ARTICLE 10.
                                  WITHHOLDING

    10.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

    10.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

                                  ARTICLE 11.
                                   SUCCESSORS

    All obligations of the Company under the Plan with respect to Options granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

                                  ARTICLE 12.
                            SHAREHOLDER RATIFICATION

    The Plan, as originally adopted by the Board of Directors on February 10, 1998, was ratified by the stockholders of the Company on May 12, 1998. The amendments to the Plan reflected herein were adopted by the Board of Directors on February 8, 2000 subject to the ratification by the stockholders of the Company. If such amendments are ratified by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company voting in person or by proxy at the 2000 Annual Stockholders' Meeting, they shall be deemed to have become effective on the February 8, 2000. Options may be granted under the Plan prior to ratification of the amendments by the stockholders of the Company and, in each such case, the date of grant shall be determined without reference to the date of ratification of the Plan by stockholders of the Company; provided, however that if the Plan, as so amended, is not ratified by stockholders, all options granted hereunder on or subsequent to February 8, 2000 shall be canceled and void.

                                  ARTICLE 13.
                               LEGAL CONSTRUCTION

    13.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

    13.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

    13.3 REQUIREMENTS OF LAW. The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

    13.4 SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

    13.5 GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

                           THE DEWOLFE COMPANIES, INC.
                  PROXY FOR 2000 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

         The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 4, 2000 in connection with the Annual Meeting to be held on May 16, 2000 at 10:00 a.m. at the Newton Marriott, in Newton, Massachusetts, and hereby appoints Richard
         B. DeWolfe and Paul J. Harrington, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common stock of the DeWolfe Companies, Inc. registered in the name provided herein which the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders, and at any adjournment or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy Statement and on such other matters as may properly come before the meeting.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

                                                                SEE REVERSE SIDE

/X/      Please mark votes as
         in this example.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR all of the Board of Directors' nominees, FOR Proposal 2, and FOR Proposal 3.

             The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1. To fix the size of the Board at five and to elect the nominees named in the Proxy Statement.

         Nominees:         Richard B. DeWolfe, A. Clinton Allen,
                           Paul R. Del Rossi,  R. Robert Popeo
                           and Robert N. Sibcy

                  /  /  For           /  / withheld

         /  / ________________________________________
             For all nominees except as noted above

2.       To approve the amendment to the Company's 1998 Stock Option Plan.

                  /  / For     /  / Against  /  / Abstain

3. To ratify the Company's Selection of Ernst & Young LLP as the Company's Independent Auditors.

                  /  / For     /  / Against  /  / Abstain

                                       MARK HERE    /  /      MARK HERE    /  /
                                       FOR ADDRESS            IF YOU PLAN
                                       CHANGE AND             TO ATTEND
                                       NOTE AT LEFT           THE MEETING

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:___________________________________  Date:____________________________

Signature:___________________________________  Date:____________________________